As filed with the Securities and Exchange Commission on June 7, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-2677995
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 North Sam Houston Parkway East
Houston, Texas  77032
(Address of Principal Executive Offices)  (Zip Code)

 Halliburton Company Stock and Incentive Plan
 (Full Title of the Plan)

______________________

Robb L. Voyles
Executive Vice President, Interim Chief Financial Officer, Secretary and General Counsel
Halliburton Company
 3000 North Sam Houston Parkway East
Houston, Texas 77032
(Name and Address of Agent For Service)

(281) 871-2699
(Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

______________________

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Halliburton Company Stock and Incentive Plan, Common Stock, $2.50 par value per share	19,000,000	$44.93	$853,670,000	$98,940 (3)

(1)
This Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's common stock as reported on NYSE on May 31, 2017.

(3)
A registration fee of $1,942,121.48 was paid in connection with the Registration Statement (333-201181) on Form S-4 of Halliburton Company, as filed with the Commission on December 19, 2014, to register 519,073,938 shares of common stock. The Registration Statement (333-201181) on Form S-4 was subsequently withdrawn on May 9, 2016, and all of the securities offered thereunder remain unsold. Pursuant to Rule 457(p) under the Securities Act, $98,940 of the registration fee paid under the Registration Statement (333-201181) on Form S-4 will be used to offset against the entire amount of registration fee due for this registration statement. Accordingly, no registration fee is being paid with this registration statement.

TABLE OF CONTENTS

PART II
Item 3.          Incorporation of Documents by Reference II-1
Item 4.          Description of Securities II-1
Item 5.          Interests of Named Experts and Counsel II-1
Item 6.          Indemnification of Directors and Officers II-1
Item 7.          Exemption from Registration Claimed II-2
Item 8.          Exhibits II-2
Item 9.          Undertakings II-3
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6
EXHIBIT 99.7
EXHIBIT 99.8
EXHIBIT 99.9
EXHIBIT 99.10
EXHIBIT 99.11

PART II

Information Required in the Registration Statement

Item 3.          Incorporation of Documents by Reference.

Halliburton Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a)
The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 7, 2017 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c)
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B (No. 001-03492) filed with the Commission on December 12, 1996, including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.          Description of Securities.
Not applicable.
Item 5.          Interests of Named Experts and Counsel.
The validity of the securities being registered hereby has been passed upon for Registrant by Bruce A. Metzinger, Vice President, Public Law and Assistant Secretary.  Mr. Metzinger owns Halliburton Common Stock and options to purchase Halliburton Common Stock.

Item 6.          Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation has the power, under specified circumstances, to indemnify any person who is or was a party or is threated to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in right of the corporation), whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, for expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in any such action, suit, or proceeding.

Section 145 of the DGCL also provides that a Delaware corporation has the power, under specified circumstances, to indemnify any person who is or was a party or is threated to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity for expenses (including attorneys' fees) actually and reasonably incurred in such action or suit.

The Tenth Article of the Registrant's restated certificate of incorporation together with Section 36 of its by-laws generally provide for mandatory indemnification of each person who is or was made a party to or involved in any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding because:

(i)   the person is or was an officer or director of the Registrant; or
(ii)  is a person who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the respective indemnification provisions of the Registrant's restated certificate of incorporation and the by-laws were adopted or as it may be amended.  Section 145 of the DGCL, Section 36 of the Registrant's by-laws, and the Tenth Article of the Registrant's restated certificate of incorporation expressly provide that they are not the exclusive methods of indemnification.

In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers.

Section 36 of the Registrant's by-laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any present or former director or officer of the Registrant or any such director or officer serving at the request of the Registrant as a director, officer, employee, or agent of another entity against any expense, liability, or loss reasonably incurred or suffered.  This insurance coverage may be maintained regardless of whether the Registrant would have the power to indemnify the person against the expense, liability, or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  However, that provision shall not eliminate or limit the liability of a director:

(i)	for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii)	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or
(iv)	for any transaction from which the director derived an improper personal benefit.

The Fifteenth Article of the Registrant's restated certificate of incorporation contains this type of provision.

Item 7.          Exemption from Registration Claimed.
Not applicable.

Item 8.          Exhibits.
Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Restated Certificate of Incorporation of Halliburton Company, as currently in effect.	8-K	001-3492	3.1	June 5, 2006
4.2	Revised By-laws of Halliburton Company, as currently in effect.	8-K	001-3492	3.1	September 16, 2016
5.1	Opinion and Consent of Bruce A. Metzinger					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Bruce A. Metzinger (contained in Exhibit 5.1).					X
24

Powers of Attorney for the following directors:

Abdulaziz F. Al Khayyal
William E. Albrecht
Alan M. Bennett
James R. Boyd
Milton Carroll
Nance K. Dicciani
Murry S. Gerber
José C. Grubisich
Robert A. Malone
David J. Lesar
J. Landis Martin
Debra L. Reed

						X
99.1	Halliburton Company Stock and Incentive Plan	DEF 14-A	001-3492	Appendix B	April 7, 2017
99.2	Form of Nonstatutory Stock Option Agreement (U.S.)					X
99.3	Form of Nonstatutory Stock Option Agreement (International)					X
99.4	Form of Restricted Stock Agreement					X
99.5	Form of Restricted Stock Unit Agreement (International)					X
99.6	Form of Restricted Stock Unit Agreement (U.S. Expat)					X
99.7	Form of Non-Employee Director Restricted Stock Agreement	S-8	333-159394	99.5	May 21, 2009
99.8	Form of Restricted Stock Agreement (Section 16 officers)	10-K	001-3492	10.42	December 31, 2011
99.9	Form of Non-Employee Director Restricted Stock Agreement (Stock and Incentive Plan)	10-K	001-3492	10.43	December 31, 2011
99.10	Form of Non-Employee Director Restricted Stock Unit Agreement (Director Plan)	S-8	333-205842	99.8	July 24, 2015
99.11	Form of Non-Employee Director Restricted Stock Unit Agreement (Stock and Incentive Plan)	S-8	333-205842	99.9	July 24, 2015
Item 9.          Undertakings.
A.          The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 7, 2017.

Halliburton Company

By: /s/ Robb L. Voyles
Robb L. Voyles,
Executive Vice President, Interim Chief Financial Officer, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey A. Miller Jeffrey A. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2017
/s/ Robb L. Voyles Robb L. Voyles	Executive Vice President, Interim Chief Financial Officer, Secretary and General Counsel (Principal Financial Officer)	June 7, 2017
/s/ Charles E. Geer, Jr. Charles E. Geer, Jr.	Vice President and Corporate Controller (Principal Accounting Officer)	June 7, 2017

* Abdulaziz F. Al Khayyal	Director
* William E. Albrecht	Director
* Alan M. Bennett	Director
* James R. Boyd	Director
* Milton Carroll	Director
* Nance K. Dicciani	Director
* Murry S. Gerber	Director
* José C. Grubisich	Director
* David J. Lesar	Executive Chairman of the Board
* Robert A. Malone	Director
* J. Landis Martin	Director
* Debra L. Reed	Director
By: */s/ Robb L. Voyles Robb L. Voyles Attorney-in-fact

EXHIBIT INDEX
Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Restated Certificate of Incorporation of Halliburton Company, as currently in effect.	8-K	001-3492	3.1	June 5, 2006
4.2	Revised By-laws of Halliburton Company, as currently in effect.	8-K	001-3492	3.1	September 16, 2016
5.1	Opinion and Consent of Bruce A. Metzinger					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Bruce A. Metzinger (contained in Exhibit 5.1).					X
24
Powers of Attorney for the following directors:

Abdulaziz F. Al Khayyal
William E. Albrecht
Alan M. Bennett
James R. Boyd
Milton Carroll
Nance K. Dicciani
Murry S. Gerber
José C. Grubisich
David J. Lesar
Robert A. Malone
J. Landis Martin
Debra L. Reed

						X
99.1	Halliburton Company Stock and Incentive Plan	DEF 14A	001-3492	Appendix B	April 7, 2017
99.2	Form of Nonstatutory Stock Option Agreement (U.S.)					X
99.3	Form of Nonstatutory Stock Option Agreement (International)					X
99.4	Form of Restricted Stock Agreement					X
99.5	Form of Restricted Stock Unit Agreement (International)					X
99.6	Form of Restricted Stock Unit Agreement (U.S. Expat)					X
99.7	Form of Non-Employee Director Restricted Stock Agreement	S-8	333-159394	99.5	May 21, 2009
99.8	Form of Restricted Stock Agreement (Section 16 officers)	10-K	001-3492	10.42	December 31, 2011
99.9	Form of Non-Employee Director Restricted Stock Agreement (Stock and Incentive Plan)	10-K	001-3492	10.43	December 31, 2011
99.10	Form of Non-Employee Director Restricted Stock Unit Agreement (Director Plan)	S-8	333-205842	99.8	July 24, 2015
99.11	Form of Non-Employee Director Restricted Stock Unit Agreement (Stock and Incentive Plan)	S-8	333-205842	99.9	July 24, 2015